UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 15, 2009

JESUP & LAMONT, INC.
(Exact name of Registrant as specified in its charter)

Florida	1-31292	59-3627212
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2170 West State Road 434,
Suite 100
Longwood, FL 32779
(Address Of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code 407-774-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

     On January 15, 2009, the registrant, the parent company of Empire Financial Group, Inc. (“Empire”), announced that Empire has filed a $25 million arbitration claim against one of its clearing brokers, Penson Financial Services, Inc., a NASDAQ listed company, its CEO, Phil Pendergraft, its President, Daniel Son and its Chairman, Roger Engemoen. Empire’s causes of action include extortion, civil theft, conspiracy, tortuous interference with contractual relationships and aiding and abetting breach of fiduciary duty. The claims relate to the assistance Penson provided in connection with a $1 million+ fraud perpetrated upon Empire and Penson’s collusion with a “raid” of Empire’s global execution services business.

     Empire further alleges that Penson sought to profit by making false statements to FINRA, Empire’s primary regulator, in the interest of closing the firm. Thereafter, Penson demanded payments of over $1 million before Empire could reopen. Penson has also seized a substantial clearing deposit of Empire’s as well as commission revenue. As a result of these acts, the brokerage firm has sustained significant harm.

     A copy of the press release announcing the filing of Empire’s arbitration claim and a copy of Empire’s Statement of Claim, as filed (without exhibits) with the Financial Industry Regulatory Authority Arbitration Department, are furnished hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01:  Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit
No.	Description

99.1	Press release, dated January 15, 2009.
99.2	Statement of Claim against Penson Financial Services, Inc., Phil Pendergraft, Dan
Son and Roger Engemoen, as filed (without exhibits).

     The information in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated:	January 15, 2009	By:	/s/ Steven M. Rabinovici
Steven M. Rabinovici
Chairman